UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 18, 2008

CALTON, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8846 (Commission File Number)	22-2433361 (IRS Employer Identification Number)
2050 40th Avenue, Suite One Vero Beach, Florida 32960 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (772) 794-1414

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 4   Matters Related to Accountants and Financial Statements

Item 4.01    Changes in Registrant’s Certifying Accountant

As reported in the Form 10-QSB filed by Calton, Inc. (the “Company”) on July 14, 2008 and the Form 8-K filed by the Company on August 5, 2008, Aidman, Piser & Company, P.A. resigned as the Company’s independent registered public accounting firm on July 14, 2008 following the acquisition of its practice by Cherry Bekaert & Holland, LLP.   On October 11, 2008, the Company appointed Gruber & Company, LLC as the Company’s independent registered public accounting firm.  The decision to appoint Gruber & Company, LLC was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Gruber & Company, LLC, neither the Company nor anyone on the Company’s behalf consulted with Gruber & Company, LLC regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a “disagreement” as such term is described in Regulation S-K, Item 304 (a) (1) (iv).

Section 5   Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 18, 2008, Vicky Savage resigned her positions as Vice President, Acting Chief Financial Officer and Treasurer of Calton, Inc. (the “Company”), effective October 16, 2008, to pursue other interests.  Ms. Savage has served in these positions since March 1, 2007.  The Company has not yet appointed a successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calton, Inc.
(Registrant)

	By:	/s/ Vicky Savage
Vicky Savage
Acting Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
Dated: October 14, 2008